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                                FORMULA VENTURES
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                                                              September 12, 2000


To:
Leonardo Berezovski, CFO
Constellation 3D, Inc.

From:
Shai Beilis, Formula Ventures, L.P.

Re:      Loan Conversation
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Please convert the outstanding loan (originally $600,000) to 380,000 shares that will be registered for trading in the next coming registration of the C3D Inc. shares.

The shares should be allocated to the following entities:

         Formula Ventures L.P.              242,326

         FV-PEH L.P.                         68,628

         Formula Ventures (Israel) L.P.      69,045
                                            -------
                                            380,000

Please approve these terms by return fax.

We'll prepare a more detailed legal document for the signatures of both parties next week.

Best regards,



 /s/ Shai Beilis
----------------
Shai


We approve the conversation at the terms above:


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                  Constellation 3D Inc.

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           11 GALGALEI HAPLADA, P. O. BOX 2062 HERZLIYA, 48120, ISRAEL
     office@formulaventures.com / TEL: +972 9 960 1800 / FAX +972 9 960 1818
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